STOCK PLEDGE AGREEMENT


                  THIS STOCK PLEDGE AGREEMENT (this "Agreement"), dated as of April 3, 2001 is between Motient Corporation, a Delaware corporation (the "Company" or "Pledgor"), and Rare Medium Group, Inc., a Delaware corporation (together with its successors and assigns, "Secured Party").

                  WHEREAS, the Company and Secured Party have entered into a Note Purchase Agreement dated April 2, 2001 (as the same may be amended, modified, supplemented or restated from time to time, the "Note Purchase Agreement");

                  WHEREAS, as a condition precedent to the obligation of the Secured Party to enter into the Note Purchase Agreement, Pledgor is required to execute and deliver this Agreement and to pledge hereunder the Collateral as hereinafter defined as security for the obligations of Pledgor under the Note Purchase Agreement and the Notes issued pursuant thereto;

                  WHEREAS, all capitalized terms used herein which are not herein defined shall have the meanings ascribed to them in the Note Purchase Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       DEFINITIONS

                  For the purposes of this Agreement:

                  "Collateral Records" means books, records, ledger cards, files, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

                  "Banks" means the Banks named in the Term Credit Agreement dated as of March 31, 1998, among the Company, the agents and the other parties thereto.

                  "Guarantors" means Hughes Electronics Corporation, a Delaware corporation, Singapore Telecommunications Ltd., a corporation organized under the laws of Singapore and Baron Capital Partners, L.P., a Delaware limited partnership.

                  "Obligations" means all obligations of every nature of Pledgor from time to time owed to Secured Party under the Investment Documents including
(a) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Pledgor, whether or not allowed or allowable as a claim in any such proceeding) on any loan under, or any note issued pursuant to, the Note Purchase Agreement, (b) all other amounts payable by the Pledgor hereunder or under the Note Purchase Agreement and (c) any renewals or extensions of any of the foregoing.

                  "Pledged Shares" means the XM Shares owned by Pledgor described on Schedule A under the heading "Pledged Shares" (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares, all security entitlement pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

                  "Proceeds"  means (i) all  "proceeds"  as  defined in the UCC,
(ii) payments or distributions made with respect to any Collateral and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                  "Reimbursement Agreement" means the Reimbursement Security and Pledge Agreement, dated as of March 31, 1998 between Pledgor (formerly known as American Mobile Satellite Corporation) and Hughes Electronics Corporation, as agent for itself, Singapore Telecommunications Ltd. and Baron Capital Partners L.P.

                  "TD" means Toronto Dominion (Texas), Inc., as agent for Banks under the Term Loan Security and Pledge Agreement.

                  "Term Loan Security Agreements" means (i) the Term Loan Security and Pledge Agreement, dated as of March 31, 1998, between Pledgor (formerly known as American Mobile Satellite Corporation) and TD and (ii) the Reimbursement Agreement.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform
Commercial Code as in effect from time to time in any other applicable jurisdiction.

                  "XM" means XM Satellite Radio Holdings, Inc., a Delaware Corporation.

                  "XM Shares" means the shares of Class A ommon Stock and Class B Common Stock of XM, par value $.01 per share.

2.       PLEDGE OF COLLATERAL

                  2(a) As security for the due and punctual payment and performance by Pledgor of all of its Obligations (collectively, the "Secured Obligations"), Pledgor hereby pledges and assigns to Secured Party, a first priority security interest in and continuing lien on all of Pledgor's right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "Collateral"):

                           (A)  all Pledged Shares;

                           (B)  to the extent not otherwise  included above, all
Collateral Records relating to any of the foregoing; and

                           (C) to the extent not otherwise  included above,  all
Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

                    2(b) Simultaneously with the execution of this Agreement, Pledgor is delivering to Secured Party certificates representing the Pledged Shares and such certificates shall be duly endorsed in blank or accompanied by stock powers duly executed by Pledgor in blank, together with any documentary tax stamps and any other documents necessary to cause Secured Party to have a good, valid and perfected first pledge of, lien on and security interest in the Collateral, free and clear of any mortgage, pledge, lien, security interest, hypothecation, assignment, charge, right, encumbrance or restriction (individually, "Encumbrance" and collectively, "Encumbrances") other than the second priority security interest created by the Term Loan Security Agreements with respect to the Collateral.

                  2(c) At any time following an Event of Default, any or all shares of the Collateral held by Secured Party hereunder may at the option of Secured Party exercised in accordance with Section 3(d) hereof, be registered in the name of Secured Party and Pledgor hereby covenants that, upon demand therefor by Secured Party, Pledgor shall use its reasonable best efforts to cause XM to effect such registration.

                  2(d) Pledgor shall execute and deliver to Secured Party concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, and other documents and instruments, in form reasonably satisfactory to Secured Party, and take all other action, as Secured Party may reasonably request, to create and/or perfect a security interest in and pledge of the Collateral to Secured Party pursuant to the UCC and to continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement.

                  2(e) If at any time and from time to time the Company desires to use Collateral to make payments of principal or interest under the Investment Documents in XM Shares or to effect a full or partial exchange of the Notes for XM Shares, Secured Party shall release from the Collateral such number of XM Shares as the Company may require to make such payment or effect such exchange.

3.       VOTING RIGHTS, DIVIDENDS AND DISTRIBUTIONS

                  So long as no Event of Default shall have occurred and be continuing:

                  3(a) Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Collateral or any part thereof, subject to the terms hereof.

                  3(b) Pledgor shall be entitled to receive and retain cash dividends payable on the Collateral; provided, however, that all other dividends (including, without limitation, stock and liquidating dividends), distributions in property, returns of capital and other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of XM or received in exchange for the Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which XM may be a party or otherwise, and any and all cash and other property received in exchange for or redemption of any of the Collateral, shall be retained by Secured Party, or, if delivered to Pledgor, shall be held in trust for the benefit of Secured Party and forthwith delivered to Secured Party and shall be considered as part of the Collateral for all purposes of this Agreement.

                  3(c) Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, powers of attorney, dividend orders, and other instruments as Pledgor may request for the purpose of enabling Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to Section 3(a) above and/or to receive the dividends which Pledgor is authorized to receive and retain pursuant to Section 3(b) above; and Pledgor shall execute and deliver to Secured Party such instruments as may be required or may be requested by Secured Party to enable Secured Party to receive and retain the dividends, distributions in property, returns of capital and other distributions it is authorized to receive and retain pursuant to Section 3(b) above.

                  3(d) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to Section 3(a) above and/or to receive the dividends which Pledgor is authorized to receive and retain pursuant to Section 3(b) above shall cease, at the option of Secured Party (if so directed by Secured Party), on not less than one (1) day's notice to Pledgor, and all such rights shall thereupon become vested in Secured Party, who shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers and/or to receive and retain such dividends. In such case Pledgor shall execute and deliver such documents as Secured Party may request to enable Secured Party to exercise such rights and receive such dividends. In addition, Secured Party is hereby appointed the attorney-in-fact of Pledgor, with full power of substitution, which appointment as attorney-in-fact is irrevocable and coupled with an interest, to take all such actions after the occurrence and during the continuance of an Event of Default, whether in the name of Secured Party or Pledgor, as Secured Party may consider necessary or desirable for the purpose of exercising such rights and receiving such dividends. Any and all money and other property paid over to or received by Secured Party pursuant to the provisions of this Section 3(d) shall be retained by Secured Party as part of the Collateral and shall be applied in accordance with the provisions hereof.

4.       REMEDIES ON DEFAULT

                  4(a) If at any time an Event of Default shall have occurred and be continuing, then Secured Party may, in addition to having the right to exercise any right or remedy of a secured party upon default under the UCC as then in effect in the jurisdiction in which the Collateral is held by Secured Party or its agent, to the extent permitted by law, without being required to give any notice to Pledgor except as provided below:

                           (i)      Apply  any  cash held by it hereunder in the
manner provided in Section 4(c) below; and

                           (ii)     If there shall be no such  cash  or  if  the
cash so applied shall be insufficient to pay in full the items specified in Sections 4(c)(i), (c)(ii) and (c)(iii) below, collect, receive, appropriate and realize upon the Collateral or any part thereof, and/or, Secured Party may, sell, assign, contract to sell or otherwise dispose of and deliver the Collateral or any part thereof, in its entirety or in portions, at public or private sale or at any broker's board, on any securities exchange or at any of Secured Party's places of business or elsewhere, for cash, upon credit or for future delivery, and at such price or prices as Secured Party may deem best, and Secured Party or Secured Party may (except as otherwise provided by law) be the purchaser of any or all of the Collateral so sold and thereafter may hold the same, absolutely, free from any right or claim of whatsoever kind.

                  In the event of a sale as aforesaid, Secured Party is authorized to, at any such sale, if it deems it advisable so to do, restrict the number of prospective bidders or purchasers and/or further restrict such prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to the distribution or resale of the Collateral, and may otherwise require that such sale be conducted subject to restrictions as to such other matters as Secured Party may deem necessary in order that such sale may be effected in such manner as to comply with all applicable state and federal securities laws. Upon any such sale, Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.

                  Pledgor hereby acknowledges that, notwithstanding that a higher price might be obtained for the Collateral at a public sale than at a private sale or sales, the making of a public sale of the Collateral may be subject to registration requirements under applicable securities laws and similar other legal restrictions compliance with which would require such actions on the part of Pledgor, would entail such expenses, and would subject Secured Party, any underwriter through whom the Collateral may be sold and any controlling person of any of the foregoing to such liabilities, as would make a public sale of the Collateral impractical. Accordingly, Pledgor hereby agrees that private sales made by Secured Party in good faith in accordance with the provisions of this Section 4(a) may be at prices and on other terms less favorable to the seller than if the Collateral were sold at public sale, and that Secured Party shall not have any obligation to take any steps in order to permit the Collateral to be sold at public sale, a private sale being considered or deemed to be a sale in a commercially reasonable manner.

                  Each purchaser at any such sale shall hold the property sold, absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor, who hereby specifically waives all rights of redemption, stay or appraisal which Pledgor has or may have under any rule of law or statute now existing or hereafter adopted. Secured Party shall give Pledgor not less than ten (10) days' written notice of its intention to make any such public or private sale. Such notice, in case of a public sale, shall state the time and place fixed for such sale, and, in case of a sale at broker's board, on a securities exchange, at one or more of Secured Party's places of business or elsewhere, shall state the board, exchange or other location at which such sale is to be made and the day on which the Collateral, or that portion thereof so being sold, will first be offered for sale at such location. Such notice, in case of a private sale, shall state only the date on or after which such sale may be made. Any such notice given as aforesaid shall be deemed to be reasonable notification.

                  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any sale the Collateral may be sold in one lot as an entirety or in parts, as Secured Party may determine. Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

                  In no event shall any person be permitted to purchase any Collateral unless such person agrees to execute a joinder agreement to become a party to that certain Amended and Restated Shareholders Agreement dated August 8, 2000, among XM, the Company and the other parties thereto.

                  Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose its lien or security interest arising from this Agreement and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

                  Upon the occurrence of an Event of Default, Secured Party or its nominee shall have the right, upon not less than one (1) day's notice to Pledgor, to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any or all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of XM, or upon the exercise by XM of any right, privilege or option pertaining to any such shares of the Collateral, and, in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Secured Party may determine.

                  On any sale of the Collateral, Secured Party is hereby authorized to comply with any limitation or restriction in connection with such sale that it may be advised by counsel is necessary in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any governmental regulatory authority or officer or court.

                  It is expressly understood and agreed by Pledgor that Secured Party may exercise its rights under any other document providing security for the Secured Obligations without exercising its rights or affecting the security provided hereunder, and it is further understood and agreed by Pledgor that Secured Party may proceed against all or any portion or portions of the Collateral and all other collateral securing the Secured Obligations in such order and at such time as Secured Party, in its sole discretion, sees fit; and Pledgor hereby expressly waives any rights under the doctrine of marshalling of assets.

                  Compliance with the foregoing procedures shall result in such sale or disposition being considered or deemed to have been made in a commercially reasonable manner.

                  4(b) Each of the rights, powers, and remedies provided herein, in any Investment Documents or in any other document providing security for the Secured Obligations or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for herein or therein or now or hereafter existing at law or in equity or by statute or otherwise. The exercise of any such right, power or remedy shall not preclude the simultaneous or later exercise of any or all other such rights, powers or remedies. No notice to or demand on Pledgor in any case shall entitle Pledgor to any other notice or demand in similar or other circumstances.

                  4(c) The proceeds of any collection, recovery, receipt, appropriation, realization or sale as aforesaid shall be applied by Secured Party in the following order:

                           (i)      First, to  the  payment  of  all  costs  and
expenses of every kind incurred by Secured Party in connection therewith or incidental to the care, safekeeping or otherwise of any of the Collateral, including, without limitation, reasonable attorneys' fees and expenses;

                           (ii)     Second, to the payment  of  any  amounts due
under the Secured Obligations; and

                           (iii)    Finally, to the payment to TD on  behalf  of
the Banks and the Guarantors, unless Secured Party has received notice from TD that it is no longer entitled to the same under the Term Loan Security Agreements, in which event to Pledgor, of any surplus then remaining from such proceeds, unless otherwise required by law or directed by a court of competent jurisdiction.

5.       REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR

                  5(a)     Pledgor represents, warrants and covenants that:

                           (i)      Pledgor has all  requisite  capacity,  power
and authority, being under no legal restriction, limitation or disability, to own the Collateral and to execute, deliver and perform this Agreement.

                           (ii)     This Agreement  has  been  duly  authorized,
executed and delivered by Pledgor and constitutes a legal, valid, and binding obligation of Pledgor, enforceable in accordance with its terms.

                           (iii)    Pledgor is  the  record and beneficial owner
of each share of the Collateral. Pledgor has and will have good, valid and marketable title thereto, free and clear of all Encumbrances other than the security interest created by this Agreement with respect to the Collateral, and by the second priority security interest under the Term Loan Security Agreements.

                           (iv)     All of  the  shares  of  the Collateral have
been duly and validly issued, fully paid and nonassessable.

                           (v)      The  Collateral is  and  will  be  duly  and
validly pledged for the benefit of Secured Party in accordance with law, and the Secured Party has and will have a good, valid, and perfected first lien on and security interest in the Collateral and the proceeds thereof.

                           (vi)     The  execution,  delivery and performance by
Pledgor of this Agreement does not and will not: (A) conflict with or result in a breach of or constitute a default or require any consent (which has not been obtained) under, or result in or require the acceleration of any of its indebtedness pursuant to, any agreement, indenture or other instrument to which Pledgor is a party or by which Pledgor, or any of may be bound or affected; or
(B) conflict with or violate any judgment, decree, order, law, statute, ordinance, license or other governmental rule or regulation applicable to Pledgor.

                           (vii)    No approval,  consent  or  other  action  by
Pledgor, any governmental authority, or any other person or entity is or will be necessary to permit the valid execution, delivery or performance of this Agreement by Pledgor.

                           (viii)   There is no action, claim,  suit, proceeding
or investigation pending, or to the knowledge of Pledgor, threatened or reasonably anticipated, against or affecting Pledgor, this Agreement, or the transactions contemplated hereby, before or by any court, arbitrator or governmental authority which might adversely affect Pledgor's ability to perform its obligations under this Agreement or might materially adversely affect the value of the Collateral.

                           (ix)  Other  than (A) financing  statements listed in
Schedule 5(a)(ix) to this Agreement and (ii) financing statements in favor of Secured Party, no effective financing statement naming Pledgor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering an or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

6.       FEES AND EXPENSES OF SECURED PARTY

                  Secured Party shall be reimbursed by Pledgor for its out-of-pocket expenses, including, without limitation, reasonable attorneys' fees, incurred in effecting any of the transactions and responsibilities described herein. In addition, Pledgor shall reimburse Secured Party for, and save Secured Party harmless from and against liability for the payment of, all out-of-pocket expenses arising in connection with the enforcement of, or for the preservation or exercise of any rights (including the right to realize upon the Collateral) under, this Agreement, including, without limitation, reasonable attorneys' fees.

7.       CONTINUING LIEN; RETURN OF COLLATERAL

                  This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations. So long as no Event of Default has occurred, when all Secured Obligations have been paid, performed and satisfied in full, this Agreement shall terminate and the Collateral held by Secured Party shall promptly be returned to TD on behalf of the Banks and the Guarantors unless Secured Party has received written notice from TD that it is no longer entitled to the same under the Term Loan Security Agreements, in which event the same shall be returned to Pledgor, at the address of TD or Pledgor, as the case may be, set forth in the books and records of the Secured Party or at such other address as TD or Pledgor, as the case may be, may direct in writing. The Secured Party shall not be deemed to have made any representation or warranty with respect to any Collateral so delivered, except that such Collateral is free and clear, on the date of delivery, of any and all liens, charges and encumbrances arising from its own acts.

8.       ADDITIONAL ACTIONS AND DOCUMENTS

                  Pledgor hereby agrees to take or cause to be taken such further actions to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents as may be necessary or desirable, in the opinion of Secured Party, in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the occurrence of an Event of Default.

9.       SURVIVAL

                  It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties and indemnities made by Pledgor herein shall survive the execution and delivery of this Agreement.

10.      ENTIRE AGREEMENT

                  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

11.      NOTICES

                  All notices, demands, consents, requests, and other communications required or permitted to be given or made hereunder shall be in writing and shall be delivered, telecopied, telexed or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, addressed as follows:

                  If to Pledgor:

                           Motient Corporation
                           10802 Parkridge Boulevard
                           Reston, VA 20191
                           Attention: General Counsel
                           Facsimile: 703-758-6134

                  If to Secured
                    Party:

                           Rare Medium Group, Inc.
                           565 Fifth Avenue
                           29th Floor
                           New York, NY 10017
                           Attention: General Counsel
                           Facsimile: 212-856-9081

                  Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is hand-delivered to the addressee (with the delivery receipt or statement of messenger being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation or three (3) days after being deposited in the mails, as applicable.

12.      AMENDMENT

                  No amendment, modification or supplement of or to this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification or supplement is sought.

13.      BENEFIT AND ASSIGNMENT

                  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by Pledgor.

14.      WAIVER

                  No delay or failure on the part of Secured Party in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against Secured Party unless made in writing and signed by Secured Party, and then only to the extent expressly specified therein.

15.      SEVERABILITY

                  If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement.

16.      GOVERNING LAW

                  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York (excluding the choice of law rules thereof).

17.      PRONOUNS

                  All pronouns and any variations thereof in this Agreement shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

18.      HEADINGS

                  Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

19.      EXECUTION

                  To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than that number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.





                            [signatures on next page]

     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, or has caused this Agreement to be duly executed on its behalf, as of the day and year first above written.


                                      PLEDGOR:
                                      -------

                                      Motient Corporation

                                      By: /s/ Walter V. Purnell, Jr.
                                          -------------------------------
                                          Walter V. Purnell, Jr.
                                          President and Chief Executive Officer


                                      SECURED PARTY:
                                      -------------


                                      Rare Medium Group, Inc

                                      By: /s/ Glenn S. Meyers
                                          -------------------------------
                                          Name: Glenn S. Meyers
                                          Title:  Chairman and Chief Executive
                                                  Officer